Exhibit 99.1

Seahawk Drilling, Inc. Reports Third Quarter 2010 Financial Results

HOUSTON, November 9, 2010 (GlobeNewswire via COMTEX) — Seahawk Drilling, Inc. (“Seahawk”) (Nasdaq:HAWK) reported today a loss of $32.1 million from continuing operations, or $2.69 per diluted share, for the three months ended September 30, 2010, compared to a loss of $32.4 million, or $2.80 per diluted share, for the three months ended September 30, 2009. Revenues totaled $18.6 million during the three months ended September 30, 2010 compared with $67.6 million during the three months ended September 30, 2009.

Seahawk’s third quarter 2010 results included the impact of the following items:

•	An asset impairment charge for the pending sale of the Seahawk 2505, of $28.2 million, or $18.3 million after tax, and $1.54 per diluted share;

•	Repair costs for the damage to the Seahawk 3000 of $4.1 million, or $2.7 million after tax, and $0.22 per diluted share;

•	A gain on the sale of assets of $0.7 million, or $0.5 million after tax, and $0.04 per diluted share; and

•

A deferred tax benefit related to additional deferred tax assets, which were allocated to Seahawk by Pride in connection with the completion of certain activities of the Tax Sharing Agreement and the filing of the Pride International, Inc. (“Pride”) and Seahawk tax returns for 2009, of $6.8 million, or $0.57 per diluted share.

Seahawk’s consolidated balance sheet at September 30, 2010 included cash and cash equivalents of $41.4 million and net working capital of $11.4 million. Seahawk’s net working capital included a net balance of approximately $14.5 million owed to Pride. Capital expenditures during the third quarter of 2010 were $4.5 million. On September 30, 2010, Seahawk had total assets of $504.9 million, stockholders’ equity of $380.4 million, and short-term debt of $17.9 million.

President and Chief Executive Officer Randy Stilley commented, “Due to dramatic delays in the issuing of shallow water drilling permits in the U.S. Gulf of Mexico resulting from the Macondo well blowout, as well as the continued low prices for natural gas and the economic slowdown, Seahawk’s liquidity and operations have been adversely affected. As previously announced, we have engaged Simmons & Company International to explore strategic alternatives for the company in order to examine all possible options to best realize the potential of our assets and maximize value to our shareholders.”

Stilley continued, “The Seahawk 3000 is near the end of its shipyard project and is expected to be on location performing its six-months of contract backlog in early December. We continue to market an additional eight jackups in the U.S. Gulf of Mexico where dayrates remain at steady levels. The recently issued Notice to Lessees G05 may provide incremental work for our fleet over the next few years as idle wells must be plugged and abandoned. Much of this additional work will likely require a jackup rig; however, these P&A operations will also require permits issued by the Bureau of Ocean Energy Management, Regulation and Enforcement. New drilling permit approvals increased during the month of October, and it appears that the approval process might continue to improve over the next several months, resulting in more demand for our services.”

Stilley added, “We are also considering additional opportunities to sell idle assets in a disciplined manner, such as our recent announcement of an agreement to sell the Seahawk 2505 for $14.6 million, contingent upon a third party contract award. Our current priority is the maximization of our liquidity, and we are also taking action to further reduce expenses in all areas of our business.”

Consolidated and Combined Results

Revenues for the third quarter of 2009 include $21.8 million attributable to rigs retained by Pride after Seahawk was spun-off from Pride in August of 2009. Third quarter of 2010 average revenue per day for owned rigs decreased to $43,200 compared to $93,300 in the third quarter of 2009 due to the after effects of the Macondo blowout, the loss of higher dayrate contracts in Mexico, and the economic downturn. Operating days remained relatively flat at 430 days in the third quarter of 2010 compared to 450 days during the third of quarter 2009. Seahawk recorded an operating loss of $57.3 million in the third quarter of 2010 compared to an operating loss of $54.1 million for the third quarter of 2009. The rigs retained by Pride accounted for $8.6 million of operating income in the third quarter of 2009.

Conference Call Information

Seahawk will host a conference call to discuss these results on Tuesday, November 9, 2010 at 2:00 p.m., Central Time. To participate in the call, dial (866) 900-5727 or (574) 941-1321 and reference conference ID 91296951 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.seahawkdrilling.com in the “Investor Relations” section under the “Company Events” tab.

A replay of the conference call will be available on Tuesday, November 9, 2010, beginning at 4:00 p.m., Central Time, through Thursday, November 9, 2010, ending at 11:00 p.m., Central Time. The phone number for the conference call replay is (800) 642-1687 or (706) 645-9291 and the conference ID is 91296951.

Seahawk Drilling, Inc. is an offshore drilling company headquartered in Houston, Texas. Seahawk owns a fleet of 20 jackup rigs that provide shallow water services in the Gulf of Mexico. Seahawk’s shares are traded on the NASDAQ Stock Market under the symbol “HAWK.” Additional information may be found at www.seahawkdrilling.com.

The Seahawk Drilling, Inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=6559

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Seahawk expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “anticipate,” “estimate,” “continue,” or other similar words. These forward-looking statements may include, but are not limited to, references to Seahawk’s liquidity, including adequacy of funds for capital expenditures, and working capital requirements future gas prices, future drilling activity and Seahawk’s future operating results and financial condition. Forward-looking statements are not guarantees of performance. Seahawk has based these statements on Seahawk’s assumptions and analyses in light of Seahawk’s experience and perception of historical trends, current conditions, expected future developments and other factors Seahawk believes are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause Seahawk’s actual results to differ materially from the expectations reflected in Seahawk’s forward-looking statements include those described under Item 1A of Seahawk’s Form 10-K for the fiscal year ended December 31, 2009 and any subsequently filed Form 10-Q, any factors set forth in Seahawk’s other reports filed with the Securities and Exchange Commission, and the following factors, among others:

•	general economic and business conditions, including conditions in the credit markets;

•	prices of crude oil and natural gas and industry expectations about future prices;

•	ability to adequately staff Seahawk’s rigs and attract and retain key management;

•	foreign exchange controls and currency fluctuations;

•	maintenance of Seahawk’s credit ratings;

•	political stability in the countries in which Seahawk operates;

•	the business opportunities, or lack thereof, that may be presented to and pursued by us;

•	cancellation or renegotiation of Seahawk’s drilling contracts or payment or other delays or defaults or non-payments by Seahawk’s customers and their continued creditworthiness;

•	changes in laws or regulations including the possibility of further regulation of offshore drillers in the Gulf of Mexico;

•	the ability of Seahawk’s customers to obtain the proper permits necessary to conduct operations;

•	demand for Seahawk’s rigs;

•	the effects of competition;

•	the effect of litigation and contingencies, including those relating to the Pride Wyoming and the pending and possible future tax assessments by the Mexican government;

•	labor relations and work stoppages;

•	the results of Seahawk’s risk management strategies;

•	the availability of, and Seahawk’s ability to consummate, acquisition or divestiture opportunities;

•	Seahawk’s ability to access capital to fund expansion acquisitions and its working capital needs and Seahawk’s ability to obtain debt or equity financing on satisfactory terms;

•	operating hazards and cancellation or unavailability of insurance coverage;

•	accidents or other unscheduled shutdowns;

•	competition and market conditions in the contract drilling industry; and

•	severe weather.

Other factors that are unknown or unpredictable, could also have a material adverse effect on future results. All subsequent written and oral forward looking statements attributable to Seahawk or to persons acting on Seahawk’s behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by Seahawk’s forward-looking statements may not occur, and you should not place any undue reliance on any of Seahawk’s forward-looking statements. Seahawk’s forward-looking statements speak only as of the date made and Seahawk undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Seahawk Drilling, Inc.

Patricia Gil, Investor Relations Manager

(713) 369-7323

Seahawk Drilling, Inc.

Consolidated and Combined Balance Sheets

(Amounts in thousands, except par value and share amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,403	$78,306
Trade receivables, net of allowance for doubtful accounts of $1,280 and $1,716 at September 30, 2010 and December 31, 2009, respectively	12,971	23,465
Deferred income taxes	2,028	3,079
Due from Pride	1,441	1,722
Assets held for sale	14,550	5,022
Prepaid expenses and other current assets	33,452	45,211

Total current assets	105,845	156,805
Property and equipment, net	397,262	465,375
Other assets	1,790	3,156

Total assets	$504,897	$625,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,061	$18,851
Due to Pride	15,905	19,863
Short-term debt	17,900	—
Accrued expenses and other current liabilities	46,625	59,550

Total current liabilities	94,491	98,264
Other long-term liabilities	13,582	11,835
Deferred income taxes	16,401	68,173

Total liabilities	124,474	178,272
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; 11,993,305 and 11,650,114 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	120	117
Additional paid-in capital	479,726	472,200
Retained earnings (deficit)	(99,423)	(25,253)

Total stockholders’ equity	380,423	447,064

Total liabilities and stockholders’ equity	$504,897	$625,336

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2010	2009
	(Unaudited)
Revenues	$18,555	$67,611
Costs and expenses:
Operating costs, excluding depreciation and amortization	27,297	61,811
Depreciation and amortization	12,249	14,900
General and administrative, excluding depreciation and amortization	8,868	12,857
Impairment of property and equipment	28,171	32,084
(Gain) loss on sales of assets, net	(748)	100

Loss from operations	(57,282)	(54,141)
Interest expense	(1,405)	(134)
Other income (expense), net	(166)	(869)

Loss before income taxes	(58,853)	(55,144)
Income tax benefit	(26,788)	(22,674)

Loss from continuing operations, net of tax	(32,065)	(32,470)
Income from discontinued operations, net of tax	—	49

Net loss	$(32,065)	$(32,421)

Basic and diluted loss per share:
Continuing operations	$(2.69)	$(2.80)
Discontinued operations	—	0.01

Net loss	$(2.69)	$(2.79)

Shares used in the computation of loss per share:
Basic and diluted	11,926,105	11,608,342

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Operations

(Amounts in thousands, except per share amounts)

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Revenues	$65,849	$259,827
Costs and expenses:
Operating costs, excluding depreciation and amortization	90,666	203,066
Depreciation and amortization	38,700	46,736
General and administrative, excluding depreciation and amortization	30,929	23,492
Impairment of property and equipment	28,171	32,084
(Gain) loss on sales of assets, net	(2,958)	341

Loss from operations	(119,659)	(45,892)
Interest expense	(1,770)	(475)
Other income (expense), net	(1,165)	864

Loss before income taxes	(122,594)	(45,503)
Income tax benefit	(48,424)	(17,254)

Loss from continuing operations, net of tax	(74,170)	(28,249)
Income from discontinued operations, net of tax	—	3,141

Net loss	$(74,170)	$(25,108)

Basic and diluted loss per share:
Continuing operations	$(6.26)	$(2.44)
Discontinued operations	—	0.27

Net loss	$(6.26)	$(2.17)

Shares used in the computation of loss per share:
Basic and diluted	11,841,046	11,592,247

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Cash Flows

(Amounts in thousands)

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net loss	$(74,170)	$(25,108)
Adjustments to reconcile net income to net cash from continuing operations:
(Income) from discontinued operations	—	(3,141)
Depreciation and amortization	39,033	46,736
Impairment of property and equipment	28,171	32,084
(Gain) loss on sale of assets	(2,958)	341
Stock-based compensation	7,529	5,711
Deferred income taxes	(50,925)	(25,464)
Excess tax benefits on stock based compensation	—	(7)
Changes in assets and liabilities:
Trade receivables	10,495	12,043
Prepaid expenses and other current assets	5,776	(7,403)
Other assets	32	(32)
Accounts payable	(5,128)	(5,339)
Due to Pride	(3,706)	24,199
Accrued expenses	(13,904)	(13,299)
Income taxes payable	106	(1,928)
Other liabilities	1,749	592
Increase (decrease) in deferred revenue	588	(10,005)
Decrease (increase) in deferred expense	1,556	11,685
Insurance proceeds from Pride Wyoming salvage operations	4,891	13,870

Net cash from (used in) operating activities—continuing operations	(50,865)	55,535
Net cash from (used in) operating activities—discontinued operations	—	(1,835)

Net cash flows (used in) from operating activities	(50,865)	53,700
Cash flows from investing activities:
Purchases of property and equipment	(12,852)	(19,018)
Proceeds from sale of assets	9,035	—

Net cash from (used in) investing activities—continuing operations	(3,817)	(19,018)
Net cash from (used in) investing activities—discontinued operations	—	59

Net cash flows from (used in) investing activities	(3,817)	(18,959)
Cash flows from financing activities:
Capital contribution from former parent	—	41,325
Net change in net parent funding	—	(27,687)
Credit facility borrowing	17,900	—
Deferred financing costs	(121)	—
Excess tax benefits on stock based compensation	—	7

Net cash from (used in) financing activities—continuing operations	17,779	13,645

Net cash flows from (used in) financing activities	17,779	13,645

Increase (decrease) in cash and cash equivalents	(36,903)	48,386
Cash and cash equivalents, beginning of period	78,306	41,096

Cash and cash equivalents, end of period	$41,403	$89,482

Seahawk Drilling, Inc.

Supplementary Financial Information Consolidated and Combined Operating Results

(Amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(In thousands)			(In thousands)
Revenues	$18,555	$22,021	$67,611	$65,849	$259,827

Costs and expenses:
Operating costs, excluding depreciation and amortization	27,297	28,671	61,811	90,666	203,066
Depreciation and amortization	12,249	12,807	14,900	38,700	46,736
General and administrative, excluding depreciation and amortization	8,868	9,952	12,857	30,929	23,492

Impairment of property and equipment	28,171	—	32,084	28,171	32,084
(Gain) loss on sales of assets, net	(748)	34	100	(2,958)	341

Loss from operations	(57,282)	(29,443)	(54,141)	(119,659)	(45,892)

Owned Rigs
Operating days	430	593	450	1,498	1,989
Available days	1,840	1,820	1,840	5,460	5,460
Utilization	23%	33%	24%	27%	36%
Average daily revenues	$43,200	$37,100	$93,300	$44,000	$94,400
Marketed utilization 1	54%	33%	41%	57%	56%

Managed Rigs
Operating days	—	—	239	—	614
Available days	—	—	251	—	687
Utilization	0%	0%	95%	0%	89%
Average daily revenues	$—	$—	$108,100	$—	$117,700
Marketed utilization 1	0%	0%	77%	0%	84%

1	Operating days divided by marketed days for the period.